Exhibit 99.1
SANUWAVE Health, Inc. Appoints Morgan Frank as Chief Executive Officer

Published: May 24, 2023

Frank brings 29 years of experience in life sciences, technology, and capital markets.  Kevin Richardson to remain at SANUWAVE as Chief Strategic Officer and as a member of the Board of Directors.
Eden Prairie, MN /  May 24, 2023/ SANUWAVE Health, Inc. (the “Company” or “SANUWAVE”) (OTCQB:SNWV), a leading provider of next-generation FDA-approved wound care products, today announced that its Board of Directors has appointed Morgan Frank as Chief Executive Officer. Frank, a company development, corporate restarts, and capital markets veteran, has served 19 years as founder and principal of Manchester Management (Manchester Explorer Fund), the Company’s largest outside shareholder and has served as Chairman of the SANUWAVE Board of Directors since August 2022.  Kevin Richardson, the Company’s former CEO, will remain on the Board of Directors of the Company and continue an active role in the Company, serving as its Chief Strategic Officer during this exciting period of growth and opportunity for the Company.
“Having now been SANUWAVE’s Chairman for nearly a year, I believe strongly in the Company and its mission to bring efficacious and cost-effective technology to the wound care market,” said Frank. “This is a very exciting time in our lifecycle as we seek to rapidly expand our manufacturing and explore and expand our commercial and strategic options.  I would like to thank Kevin for his role in assembling this impressive product suite and setting the stage for future success.”

Before joining the Company, Frank, 51, has served 19 years as principal at Manchester Management LLC, the Company’s largest outside shareholder. He brings with him 29 years of U.S. public equity and capital markets experience, with a focus in life sciences and technology as well as corporate restarts and intellectual property salvage and monetization. Mr. Frank has provided long term strategic planning, due diligence and business development strategy, and investor relations guidance to over 100 public companies and looks forward to working more deeply with SANUWAVE.

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.